UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2012

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Item 2.06 Material Impairments

On February 9, 2012, we completed the sale of Grand Palais Riverboat, Inc., including the smaller of our two riverboats in Lake Charles, Louisiana, to Bossier Casino Venture LLC for $15 million. Management determined the impending sale, and therefore resulting impairment, probable on February 7, 2012 upon the exercise of the purchase option by the purchaser. We will record a noncash pretax charge of approximately $15 million related to this transaction during our fiscal year ending April 29, 2012.

A copy of our press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release for the Sale of Crown Riverboat, dated February 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: February 10, 2012	By:	/s/ Dale R. Black

	Name:	Dale R. Black
	Title:	Chief Financial Officer